Exhibit 10.1

                      FOURTH AMENDMENT TO AND EXTENSION OF
                             REIMBURSEMENT AGREEMENT

        This Fourth Amendment to and Extension of Reimbursement Agreement (this "Amendment") dated as of the 14th day of January 2004, is between HEICO AEROSPACE CORPORATION, a Florida corporation f/k/a Heico Corporation (the "Company"), and SUNTRUST BANK, as successor to the interest of SunBank/South Florida, National Association (the "Bank").

                                   WITNESSETH:

        WHEREAS, the Company and the Bank are parties to the SunBank Reimbursement Agreement dated as of the February 28, 1994, as amended by Amendment to SunBank Reimbursement Agreement dated as of March 1, 1995, between the Company and the Bank, as further amended by the Amendment to and Extension of Reimbursement Agreement dated as of February 28, 1999, between the Company and the Bank, and as further amended by the Amendment to Reimbursement Agreement dated as of July 20, 2000, between the Company and the Bank (as so amended, the "Agreement");

        WHEREAS, in connection with the Agreement, the Bank issued its Letter of Credit No. F4896 (such number subsequently changed to No. F070082) on February 28, 1994, to secure the payment of the $1,980,000 Broward County, Florida Industrial Revenue Bonds (HEICO Corporation Project), Series 1988, which letter of credit had an expiration date of February 28, 1994 (the "Letter of Credit"). On or about February 28, 1994, the Company requested and the Bank agreed to extend the expiration date under the Letter of Credit to February 28, 2004; and

        WHEREAS, the Company has requested and the Bank has agreed, subject to the agreements and conditions set forth in this Amendment, to further extend the stated expiration date of the Letter of Credit to April 21, 2008.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Incorporation of Defined Terms. Each capitalized term used in this Amendment but not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

        2.      Amendments to Definitions.

        (a) The following definitions in the Agreement shall be deleted in their entirety and replaced with the following:

                (i)     the definition of "Guarantors" shall read as follows:

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                "Guarantors" means Heico Corporation and any other party that may from time to time execute a Guaranty in connection herewith.

                (ii) The definition of "Loan Agreement" shall read as follows:

                "Loan Agreement" means the Loan Agreement, dated as of March 1, 1988, between the Issuer and the Company, pursuant to which the Issuer agrees to make the Company Loan to the Company and the Company agrees to repay such Company Loan in the amounts and at the times necessary for the Issuer to make payments of the principal of, premium, if any, and interest on the Bonds, as the same is amended, supplemented or restated from time to time.

        (b)     The following definitions shall be amended as follows:

(i) Exhibit "A" as referenced in the definition of "Letter of Credit" shall be deemed amended to reflect April 21, 2008, as the stated expiration date thereof.

                (ii) The definition of "Second Mortgage" shall be deleted and not replaced. The references to Second Mortgage in Sections 6(d), 6(dd), 7(k), the last paragraph of Section 6 and the last paragraph of Section 8 shall be deleted.

                (iii) The definition of "SunBank Loan Agreement" shall be deleted and not replaced. All references to SunBank Loan Agreement in the Agreement shall be deemed to refer to the Revolving Credit Agreement.

        (c)     The following new definition shall be added to the Agreement:

                "Revolving Credit Agreement" means the Revolving Credit Agreement dated as of May 15, 2003, by and among Heico, the several banks and other financial institutions and lenders from time to time party thereto, and the Bank, in its capacity as administrative agent, as issuing bank and as swingline lender, as the same is amended, supplemented or restated from time to time.

        3. Section 2(c)(ix) shall be deleted and replaced with the following:

                (ix) on each anniversary date of this Agreement (the "Anniversary Date"), a fee equal to the product of multiplying
                (i) the Applicable Margin for Eurodollar Loans (as defined in the Revolving Credit Agreement), times (ii) the Stated Amount of the Letter of Credit on such Anniversary Date; and

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

4. Section 6(x) of the Agreement shall be deleted in its entirety and replaced with the following:

(x) Company, Heico and the Subsidiaries, on a consolidated basis, shall maintain a Consolidated Net Worth (as defined in the Revolving Credit Agreement) greater than or equal to the sum of (i) 85% of the Consolidated Net Worth as of January 31, 2003, plus (ii) 75% of cumulative positive Consolidated Net Income (as defined in the Revolving Credit Agreement) accrued since the fiscal quarter ended January 3, 2003, plus (iii) 100% of the Net Proceeds (as defined in the Revolving Credit Agreement) from any equity offering received by Heico, calculated quarterly on the last day of each fiscal quarter, which Consolidated Net Worth shall be maintained and reported as of the last day of each fiscal quarter.

        5. Section 6(y) of the Agreement shall be deleted in its entirety and replaced with the following:

                        (y) Company, Heico and the Subsidiaries, on a consolidated basis, shall maintain a Leverage Ratio (as defined in the Revolving Credit Agreement) of not greater than 2.75 to 1.00, which Leverage Ratio shall be maintained and reported as of the last day of each fiscal quarter.

        6. Section 6(z), 6(aa) and 6(bb) of the Agreement shall be deleted in their entirety and each replaced with the following:

                        "Intentionally omitted"

        7. Section 6(cc) of the Agreement shall be deleted in its entirety and replaced with the following:

                        (cc) A Fixed Charge Coverage Ratio (as defined in the Revolving Credit Agreement) of greater than or equal to 2.75 to 1.00, which Fixed Charge Coverage Ratio shall be maintained and reported as of the last day of each fiscal quarter; and

        8. The reference to "Two Hundred Fifty Thousand Dollars ($250,000)" in Section 8(k) of the Agreement shall be replaced with "Five Million Dollars ($5,000,000)".

        9. Notwithstanding anything to the contrary herein, in the Agreement, in the Letter of Credit or in the other Related Documents, the term of the Agreement is extended until April 21, 2008.

        10. Ratification. Except as expressly amended and modified hereby, the terms and conditions of the Agreement and the Related Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects and are not waived by the Bank.

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

        11. Representations and Warranties. The Company represents and warrants to, and agrees with, the Bank that (i) it has no defenses, set-offs or counterclaims of any kind or nature whatsoever against the Bank with respect to the obligations under the Agreement, the other Related Documents, or any other agreement between the parties hereto, or any action previously taken or not taken by the Bank with respect thereto or with respect to any lien or collateral in connection therewith to secure such obligations, and (ii) this Amendment has been duly authorized by all necessary action on the part of the Company, has been duly executed by the Company, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

        12. Agreement Representations and Warranties. The Company hereby certifies that the representations and warranties contained in the Agreement continue to be true and correct and that no Default or Event of Default has occurred that has not been cured or waived.

        13. Conditions to Effectiveness of Amendment. This Amendment shall become effective when the Bank shall have received (i) counterparts of this Amendment, executed by the Company; (ii) counterparts of the Reaffirmation of Guaranty and Security Agreement attached hereto; (iii) certificates of the Secretary of each the Company and Guarantor as to Articles of Organization, By-laws and incumbency, in form and substance acceptable to the Bank in its sole discretion; (iv) certificates of active status of the Company and Guarantor issued by the Secretary of State of the State of Florida; (v) resolutions of the board of directors of each of the Company and Guarantor authorizing this transaction and documents contemplated hereby; (vi) such additional supporting documents as the Bank and its counsel may reasonably request; (vii) a completed Letter of Credit Application, (viii) evidence of local government approval(s) which may be required in connection herewith; and (ix) payment by the Company of the fees and costs of the Bank including, without limitation, the fees and costs incurred by Bank's counsel in connection herewith.

        14. Counterparts. This Amendment may be executed in any number of counterparts which, when taken together, shall constitute one original. Any telecopied signature hereto shall be deemed a manually executed and delivered original.

        15. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF FLORIDA.

        THE BANK AND THE COMPANY HEREBY MUTUALLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AMENDMENT AND ANY AGREEMENT CONTEMPLATED OR TO BE EXECUTED IN CONJUNCTION HEREWITH, UNDER ANY OF THE RELATED DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THE COMPANY ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE BANK IN ACCEPTING THIS AMENDMENT AND THAT THE BANK WOULD NOT HAVE ACCEPTED THIS

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

AMENDMENT WITHOUT THIS JURY TRIAL WAIVER AND THAT THE COMPANY HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY REGARDING THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS JURY TRIAL WAIVER.

        16. Headings of Subdivisions. The headings of subdivisions in this Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment.

                (remainder of this page intentionally left blank)

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

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                             HEICO AEROSPACE CORPORATION,
                                             a Florida corporation f/k/a HEICO
                                             CORPORATION, a Florida corporation


                                             By:
                                                --------------------------------
                                                  Thomas S. Irwin, Treasurer


                                             SUNTRUST BANK


                                             By:
                                                --------------------------------
                                                  Edward E. Wooten, Director

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

                 REAFFIRMATION OF GUARANTY & SECURITY AGREEMENT

        The terms and conditions of (i) the Unconditional and Continuing Guaranty dated as of February 28, 1994, executed by the undersigned in favor of the Bank (as same has been or may be amended, modified and/or affirmed from time to time, the "Guaranty") and (ii) the Security Agreement dated as of February 28, 1994, executed by the undersigned and the Bank (as same has been or may be amended, modified and or affirmed from time to time, the "Security Agreement") are hereby ratified, reaffirmed and confirmed in all respects and shall continue to apply and secure the Guaranteed Indebtedness (as defined in the Guaranty) and the Obligations (as defined in the Security Agreement) as extended, renewed and modified by the Amendment to which this Reaffirmation is attached. The undersigned acknowledges and agrees that it is and shall remain liable for the payment of all of such Guaranteed Indebtedness and Obligations to the full extent provided in the Guaranty and the Security Agreement.


                                  HEICO CORPORATION

                                  By
                                    -------------------------------------------
                                  Name: Thomas S. Irwin
                                  Title: Executive Vice President and Treasurer

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